Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Jodi Sorensen
Adobe Systems Incorporated
408-536-2084
jsorensen@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Third Quarter Financial Results

SAN JOSE, Calif. — Sept. 20, 2011 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its third quarter fiscal year 2011 ended Sept. 2, 2011.

Third Quarter Financial Highlights

•                  Revenue was $1.013 billion.

•                  GAAP diluted earnings per share were $0.39.  Non-GAAP diluted earnings per share were $0.55.

•                  GAAP operating income was $274 million.  GAAP operating margin was 27.1 percent.  Non-GAAP operating income was $366 million.  Non-GAAP operating margin was 36.1 percent.

•                  GAAP net income was $195 million.  Non-GAAP net income was $273 million.

•                  Deferred revenue grew to $484 million.

•                  Cash flow from operations was $325 million.

•                  Adobe repurchased 3.6 million shares of stock during the quarter.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Executive Quotes

“Our industry is in the midst of a major transformation,” said Shantanu Narayen, president and CEO of Adobe. “We are aligning around two large initiatives:  Content Authoring and Digital Marketing.  Each of these opportunities offers significant growth potential, and Adobe is well-positioned to be the market leader in both.”

“We delivered strong earnings in Q3. At the high end of our financial targets for our fourth quarter, we will achieve our 10 percent annual revenue growth target as well as earnings growth of 20 percent for the fiscal year,” said Mark Garrett, executive vice president and CFO of Adobe.

Financial Outlook

For the fourth quarter of fiscal 2011, Adobe is targeting revenue of $1.075 billion to $1.125 billion.

The Company’s operating margin is targeted to be 26.5 percent to 29.5 percent on a GAAP basis, and 36 percent to 38 percent on a non-GAAP basis.  In addition, the Company is targeting its share count to be between 497 million and 499 million shares, and it is targeting non-operating expense between $17 million and $21 million.  Adobe’s GAAP and non-GAAP tax rates are expected to be approximately 22 percent.

These targets lead to a fourth quarter diluted earnings per share target range of $0.41 to $0.50 on a GAAP basis, and an earnings per share target range of $0.57 to $0.64 on a non-GAAP basis.

Reconciliation between these GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, non-operating expense, tax rate, share count, earnings per share and our ability to align our business to successfully respond to changes in our industry, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and distribute new products and services or upgrades or enhancements to existing products and services that meet customer requirements, introduction of new products, services and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, continued uncertainty in economic conditions and the financial markets and other adverse changes in general political or economic conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to realize the anticipated benefits of past or future acquisitions, and difficulty in integrating such acquisitions, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, or unauthorized copying, use or disclosure, security vulnerabilities in our products and systems, interruptions or delays in our service or service from third-party service providers that host or deliver services, security or privacy breaches, or failure in data collection, failure to manage Adobe’s sales and distribution channels and third-party customer service and technical support providers effectively, disruption of Adobe’s business due to catastrophic events, risks associated with global operations, currency fluctuations, risks associated with our debt service obligations, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or amortizable intangible assets, changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, and impairment of Adobe’s investment portfolio due to deterioration of the capital markets. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Sept. 2, 2011, which Adobe expects to file in Oct. 2011. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.

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© 2011 Adobe Systems Incorporated. All rights reserved.  Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 2, 2011	September 3, 2010	September 2, 2011	September 3, 2010

Revenue:
Products	$814,544	$829,096	$2,487,514	$2,328,294
Subscription	111,931	98,632	327,271	286,418
Services and support	86,737	62,591	249,312	177,342
Total revenue	1,013,212	990,319	3,064,097	2,792,054

Cost of revenue:
Products	26,209	29,147	91,592	92,302
Subscription	47,492	50,483	142,699	146,408
Services and support	30,953	19,454	87,203	57,575
Total cost of revenue	104,654	99,084	321,494	296,285

Gross profit	908,558	891,235	2,742,603	2,495,769

Operating expenses:
Research and development	181,039	168,296	542,650	509,954
Sales and marketing	340,724	303,219	1,017,492	921,489
General and administrative	98,493	102,177	295,019	283,176
Restructuring charges	3,816	(2,090)	3,271	21,073
Amortization of purchased intangibles	10,376	17,620	31,003	53,946
Total operating expenses	634,448	589,222	1,889,435	1,789,638

Operating income	274,110	302,013	853,168	706,131

Non-operating income (expense):
Interest and other income (expense), net	33	7,607	(1,623)	1,905
Interest expense	(16,431)	(16,395)	(50,178)	(40,166)
Investment gains (losses), net	(993)	3,527	683	(10,730)
Total non-operating income (expense), net	(17,391)	(5,261)	(51,118)	(48,991)
Income before income taxes	256,719	296,752	802,050	657,140
Provision for income taxes	61,618	66,687	142,922	151,310
Net income	$195,101	$230,065	$659,128	$505,830

Basic net income per share	$0.39	$0.44	$1.32	$0.97

Shares used to compute basic net income per share	494,537	518,710	499,451	523,039

Diluted net income per share	$0.39	$0.44	$1.30	$0.95

Shares used to compute diluted net income per share	498,741	523,179	506,334	530,356

Condensed Consolidated Balance Sheets

(In thousands, except par value; unaudited)

	September 2,	December 3,
	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$769,212	$749,891
Short-term investments	1,950,064	1,718,124
Trade receivables, net of allowances for doubtful accounts of $15,269 and $15,233, respectively	559,320	554,328
Deferred income taxes	71,087	83,247
Prepaid expenses and other current assets	119,513	110,460
Total current assets	3,469,196	3,216,050

Property and equipment, net	499,059	448,881
Goodwill	3,740,199	3,641,844
Purchased and other intangibles, net	419,824	457,263
Investment in lease receivable	207,239	207,239
Other assets	157,241	169,871
Total assets	$8,492,758	$8,141,148

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$65,236	$52,432
Accrued expenses	450,343	564,275
Capital lease obligations	9,107	8,799
Accrued restructuring	6,663	8,119
Income taxes payable	61,220	53,715
Deferred revenue	439,690	380,748
Total current liabilities	1,032,259	1,068,088

Long-term liabilities:
Debt and capital lease obligations	1,507,278	1,513,662
Deferred revenue	44,369	48,929
Accrued restructuring	8,019	8,254
Income taxes payable	143,028	164,713
Deferred income taxes	151,065	103,098
Other liabilities	42,782	42,017
Total liabilities	2,928,800	2,948,761

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,680,407	2,458,278
Retained earnings	6,381,530	5,980,914
Accumulated other comprehensive income	59,194	17,428
Treasury stock, at cost (108,028 and 98,937 shares, respectively), net of re-issuances	(3,557,234)	(3,264,294)
Total stockholders’ equity	5,563,958	5,192,387
Total liabilities and stockholders’ equity	$8,492,758	$8,141,148

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	September 2, 2011	September 3, 2010
Cash flows from operating activities:
Net income	$195,101	$230,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	64,009	73,154
Stock-based compensation expense	68,800	47,225
Unrealized investment (gains) losses	2,029	(3,456)
Changes in deferred revenue	1,360	16,572
Changes in operating assets and liabilities	(6,171)	(72,138)

Net cash provided by operating activities	325,128	291,423

Cash flows from investing activities:
Purchases of short-term investments, net of sales and maturities	(161,163)	(258,789)
Purchases of property and equipment	(65,475)	(6,889)
Purchases of long-term investments and other assets, net of sales	(2,935)	(990)
Acquisitions, net of cash	(70,549)	—

Net cash used for investing activities	(300,122)	(266,668)

Cash flows from financing activities:
Purchases of treasury stock	(150,000)	(400,000)
Re-issuance of treasury stock	56,180	45,580
Repayment of debt	(4,179)	(1,511)
Excess tax benefits from stock-based compensation	318	1,687

Net cash used for financing activities	(97,681)	(354,244)

Effect of exchange rate changes on cash and cash equivalents	14,412	6,032
Net decrease in cash and cash equivalents	(58,263)	(323,457)
Cash and cash equivalents at beginning of period	827,475	1,137,606
Cash and cash equivalents at end of period	$769,212	$814,149

Non-GAAP Results

(In thousands, except per share data)

The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	September 2, 2011	September 3, 2010	June 3, 2011

Operating income:

GAAP operating income	$274,110	$302,013	$276,724
Stock-based and deferred compensation expense	64,115	50,058	74,869
Restructuring charges	3,816	(2,090)	(586)
Amortization of purchased intangibles	24,103	34,936	25,372
Non-GAAP operating income	$366,144	$384,917	$376,379

Net income:

GAAP net income	$195,101	$230,065	$229,436
Stock-based and deferred compensation expense	64,115	50,058	74,869
Restructuring charges	3,816	(2,090)	(586)
Amortization of purchased intangibles	24,103	34,936	25,372
Investment (gains) losses	993	(3,527)	(86)
Income tax adjustments	(15,326)	(25,464)	(49,131)
Non-GAAP net income	$272,802	$283,978	$279,874

Diluted net income per share:

GAAP diluted net income per share	$0.39	$0.44	$0.45
Stock-based and deferred compensation expense	0.13	0.10	0.15
Restructuring charges	0.01	—	—
Amortization of purchased intangibles	0.05	0.07	0.05
Investment (gains) losses	—	(0.01)	—
Income tax adjustments	(0.03)	(0.06)	(0.10)
Non-GAAP diluted net income per share	$0.55	$0.54	$0.55

Shares used in computing diluted net income per share	498,741	523,179	506,280

Non-GAAP Results (continued)

(In thousands, except percentages)

	Three Months Ended
	September 2, 2011	September 3, 2010	June 3, 2011

Operating expenses:

GAAP operating expenses	$634,448	$589,222	$637,254
Stock-based and deferred compensation expense	(60,195)	(48,985)	(70,707)
Restructuring charges	(3,816)	2,090	586
Amortization of purchased intangibles	(10,376)	(17,620)	(10,392)
Non-GAAP operating expenses	$560,061	$524,707	$556,741

	Three Months Ended
	September 2, 2011	September 3, 2010	June 3, 2011

Operating margin:

GAAP operating margin	27.1%	30.5%	27.0%
Stock-based and deferred compensation expense	6.3	5.1	7.3
Restructuring charges	0.4	(0.2)	(0.1)
Amortization of purchased intangibles	2.3	3.5	2.6
Non-GAAP operating margin	36.1%	38.9%	36.8%

Three Months Ended
September 2, 2011
Effective income tax rate:

GAAP effective income tax rate	24.0%
One-time charge related to acquisition	(2.0)
Non-GAAP effective income tax rate	22.0%

Fourth Quarter Non-GAAP Financial Targets

(In millions, except per share data and percentages)

The following tables show Adobe’s fourth quarter fiscal year 2011 GAAP financial targets reconciled to non-GAAP financial targets included in this release.

	Fourth Quarter Fiscal 2011
	Low	High
Operating margin:

GAAP operating margin	26.5%	29.5%
Stock-based and deferred compensation expense	7.0	6.3
Amortization of purchased intangibles	2.5	2.2
Non-GAAP operating margin	36.0%	38.0%

	Fourth Quarter Fiscal 2011
	Low	High
Diluted net income per share:

GAAP diluted net income per share	$0.41	$0.50
Stock-based and deferred compensation expense	0.15	0.13
Amortization of purchased intangibles	0.05	0.05
Income tax adjustments	(0.04)	(0.04)
Non-GAAP diluted net income per share	$0.57	$0.64

Shares used to compute diluted net income per share	499.0	497.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the stock-based and deferred compensation expenses, restructuring charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of all of these items, income tax adjustments, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.